EXHIBIT 14(c)

                                 JANUS 403(b)(7) TAX-SHELTERED CUSTODY AGREEMENT

The Employer signing the accompanying Application on behalf of the Employee named in said Application establishes this Custodial Agreement with Investors Fiduciary Trust Company as authorized by Section 403(b)(7) of the Internal Revenue Code in order to provide for the Employee's retirement. This Custody Agreement shall be effective upon acceptance by Investors Fiduciary Trust Company of its appointment as Custodian as specified in the Application.

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ARTICLE 1 - DEFINITIONS

As used in this Custody Agreement, the following terms shall have the meaning hereinafter set forth, unless different meaning is plainly required by the context:

1.01 Account means the Account established hereunder for the benefit of the Employee.

1.02 Application means the Application by which this Custody Agreement, as may be amended from time to time, is established by the Employer on behalf of the Employee. The statements contained in the Application shall be incorporated into this Custody Agreement.

1.03 Beneficiary means the person or persons (including a trust or estate) designated in writing by the Employee to receive any benefit vested under this Custody Agreement in the event of such Employee's death.

1.04 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.05 Custodian means Investors Fiduciary Trust Company or any successor thereto.

1.06 Custody Agreement means this Agreement and the Application, as the same may be amended from time to time.

1.07 Employee means a person:

(a) who performs services as an Employee directly for the Employer; and

(b) who has entered into a Salary Reduction Agreement with the Employer under which the Employer will reduce the Employee's salary by the amount specified in the most recent Salary Reduction Agreement and contribute such amount to the Account in accordance with this Custody Agreement.

1.08 Employer means the Employer named in the Application, which shall be any corporation or other entity that is:

(a) exempt from taxation under Section 501(a) of the Code by virtue of qualification under Section 501(c)(3) of the Code; or

(b) a state, political subdivision of a state, or an agency or instrumentality of any one of the foregoing, provided the Employee performs services for an educational organization described in Section 170(b)(1)(A)(ii) of the Code.

1.09 Plan Year means the calendar year.

1.10 Salary Reduction Agreement means the agreement between the Employer and the Employee pursuant to which the Employer shall reduce the Employee's salary by a designated amount and periodically contribute such amount to the Account.

1.11 Shares means the Shares of those regulated investment companies whose investment advisor is Janus Capital Corporation, or its successors, and which Shares are authorized by the Sponsor for the investment of contributions to the Account.

1.12 Sponsor means Janus Capital Corporation.

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ARTICLE 2 - ESTABLISHMENT OF ACCOUNT

The Custodian shall open an Account established by the Employer for the benefit of the Employee. The Employee shall be the beneficial owner of all Shares held in or credited to the Account.

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ARTICLE 3 - CONTRIBUTIONS

3.1 Receipt of Contributions: All contributions to the Account shall be made in cash. The Custodian shall accept and hold in the Account such contributions as it may receive from time to time and shall invest such contributions in the class(es) of Shares most recently specified by the Employee in accordance with
Article 4.

3.2 Employer Contributions: The Employer shall make contributions to the Employee's account in accordance with the Salary Reduction Agreement described in Section 1.10, subject to the limitations in Section 3.5. In addition, the Employer may make contributions to the Account on behalf of the Employee in accordance with any retirement plan, fund or program covering the Employee and established by the Employer.

3.3  Employee   Contributions:   The  Employee  may  make  voluntary   after-tax
contributions to the Account. All such contributions shall be separately maintained and shall not be commingled with Employer contributions.

3.4 Transfers: The Employee or the Employer may transfer, or cause to be transferred, in cash or Shares, to the Account:

(a) all or a portion of the assets of an annuity contract or another custodial account established pursuant to Section 403(b) of the Code; or

(b) all or a portion of the assets of an Individual Retirement Account or Individual Retirement Annuity, provided such assets are attributable solely to a rollover contribution from one or more such annuity contracts or custodial accounts.

Similarly, the Employee may arrange for the transfer of all or a portion of the assets in the Account to an annuity contract or another custodial account established pursuant to Section 403(b) of the Code, or to an Individual Retirement Account or Individual Retirement Annuity.

3.5 Contribution Limitations: Annual contributions (excluding amounts representing rollover contributions from a prior 403(b) plan or Individual
Retirement Account or Annuity) to an Employee's Account may not exceed the limitations specified in Sections 403(b)(2), 402(g) or 415(c)(1) of the Code unless an election is made by the Employee under Section 415(c)(4) of the Code.

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ARTICLE 4 - INVESTMENT OF ACCOUNT ASSETS

Each contribution to the Account shall be applied to the purchase of full and fractional Shares of the class(es) designated in the Application, and shall be credited to and held in such Account with a notation as to cost. Contributions shall continue to be invested in such Shares, unless subsequent contrary telephone or written instructions, in a form acceptable to the Custodian, to invest in another class of Shares are received by the Custodian from the Employee. The Employee may exchange a class of Shares by submitting telephone or written instructions to the Custodian.

All dividends and capital gains distributions received on the Shares held in the Account (unless received in additional Shares) shall be reinvested in additional Shares, which shall be credited to such Account.

If any distribution of such Shares may be received at the election of the Custodian in additional Shares or in cash, the Custodian shall elect to receive it in additional Shares. All Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

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ARTICLE 5 - DISTRIBUTIONS

5.1 Retirement or Termination Benefits: If an Employee retires or leaves the employ of the Employer for any reason other than death, the Employer shall make no further contributions on such Employee's behalf, and the Custodian shall maintain the Account until it receives written instructions from the Employee to distribute the Account in accordance with Section 5.3. No distribution shall be made to the Employee or his beneficiaries before the Employee attains age 59 1/2 unless the Employee or Beneficiary furnishes Custodian written notice and proof that the Employee has:

(a)  become disabled within the meaning of Section 72(m)(7) of the Code;

(b)  died;

(c)  left the service of the Employer; or

(d) been determined by the Employer to have encountered "financial hardship" as defined and determined pursuant to Section 403(b)(7)(A)(ii) of the Code and the regulations promulgated thereunder; PROVIDED, any distribution made due to financial hardship may not exceed the amount of Employer contributions made to the Account pursuant to a Salary Reduction Agreement, exclusive of earnings thereon.

Furthermore, distributions from the Account must comply with the minimum distribution requirements of Section 403(b)(10) of the Code and the regulations thereunder.

5.2 Death Benefits: Each Employee shall have the right, by written notice on a form approved by the Custodian, to designate or to change Beneficiary to receive the benefit amount payable by reason of the Employee's death. Such benefit amount shall consist of the balance of the Employee's account, and except as otherwise herein provided, shall be paid or commenced to be paid to the Beneficiary within thirty (30) days of the Custodian's receipt of proper notification of the person(s) entitled thereto. Distribution of any such death benefit shall be made in any of the forms specified in Section 5.3. The method of distribution shall be determined by the Beneficiary, provided that in the event of the Beneficiary's inability or failure to act within a reasonable period of time, the Custodian shall distribute the Account in a single payment in kind.

A designation of beneficiary form shall be deemed legally valid only when submitted to the Custodian fully completed and duly executed. Any such designation may be revoked by the Employee at any time, and shall be automatically revoked upon receipt by the Custodian of a subsequent, valid designation of beneficiary form bearing a later execution date.

If more than one Beneficiary shall have been designated, the amount of the benefit shall be paid to the Beneficiaries as provided in the designation of beneficiary form otherwise in equal parts. However, no part of any death benefit shall be paid to a Beneficiary who is not living at the time of the Employee's death. If any Beneficiary is then deceased, the parts to which the living Beneficiaries are entitled shall be increased proportionately. If a Beneficiary entitled to a distribution under the provisions of this Section 5.2 should die before receiving full distribution of the amount to which he or she is entitled, the remaining balance shall be distributed in a single payment to the deceased Beneficiary's spouse, children, or personal representative, in accordance with the class distribution and preference order as set forth in the next following paragraph. In all such cases, the Custodian shall determine the person(s) to be paid, at its absolute discretion and with full immunity.

If no Beneficiary should survive the Employee, or in the absence of a valid designation of beneficiary in effect at the time of an Employee's death, the Custodian shall, upon receipt of a certified copy of the death certificate or other appropriate evidence of the fact of death satisfactory to the Custodian, make distribution of the deceased Employee's Account to the person(s) of the following class and in the following order of preference:

(a) the deceased Employee's spouse, but if no such spouse shall survive the Employee; then to

(b) the descendants, per stirpes, of the deceased Employee, but if there should be no descendants; then to

(c)  the personal representative of the deceased Employee.

The Custodian may conclusively rely upon the accuracy of all matters reported to it by any source ordinarily presumed to be knowledgeable respecting the matters so reported. The Custodian shall have no higher duty than the exercise of good faith, and shall incur no liability by reason of any action taken in reliance upon inaccurate or fraudulent information reported by any source assumed to be reliable, or by reason of incomplete information in its possession at the time of such distribution.

Any distribution of the Account of an Employee may be made in cash or in Shares (or partly in each), and shall be made within thirty (30) days following receipt by the Custodian of information deemed by it sufficient upon which to base such distribution; PROVIDED, however, that the Custodian shall incur no liability respecting fluctuations in the value of the Account of a deceased Employee in the event of a delay occasioned by the Custodian's good faith decision to await additional evidence or information bearing on the Beneficiary.

Upon full and complete distribution of the Employee's Account pursuant to the provisions of this Section 5.2, the Custodian shall be fully discharged from all liability respecting such Account. In the event of reasonable doubt respecting the proper course of action to be taken, the Custodian may at its sole and absolute discretion resolve such doubt by judicial determination, which shall be binding on all parties claiming any interest in the Account of the deceased Employee. In such event, all court costs, legal expenses, reasonable compensation for time expended by the Custodian in the performance of its duties, and other appropriate and pertinent expenses and cost shall be collected by the Custodian from the deceased Employee's Account.

Notwithstanding any provision elsewhere herein to the contrary, (a) if the Employee dies on or after the date on which payment from the Account has commenced but before the entire interest in such Account has been distributed, the remaining portion of such interest shall be distributed to the Employee's Beneficiary at least as rapidly as under the method of distribution being used as of the date of such Employee's death, and (b) if the Employee dies before any such distribution has commenced, the entire interest of such Employee in the Account shall be distributed to the Beneficiary within five years of the death of the Employee; PROVIDED, however that if (i) any portion of the Account is payable to (or for the benefit of) a designated Beneficiary (within the meaning of Section 72(s)(4) of the Code), (ii) such portion is to be distributed over the life of such designated Beneficiary over a period not extending beyond the life expectancy of such designated Beneficiary (determined as of the date of the Employee's death), and (iii) such distribution begins no later than one year after the Employee's death, then the foregoing five-year limitation shall not apply to such portion of the deceased Account.

5.3  Distribution  Options:  At the time  benefits are paid in  accordance  with
Section 5.1 or 5.2, the entire value of the Employee's Account shall be distributed in cash or Shares in any of the following ways as directed by the Employee, or, in the event of death, by the Beneficiary:

(a)  in a lump sum;

(b) in equal or substantially equal installments over a period of time, not extending beyond the life expectancy of the Employee (or Beneficiary), determined as of the commencement of such installments; or

(c) in equal or substantially equal installments over a period of time not extending beyond the joint and last survivor expectancies of the Employee and his or her spouse, determined as of the commencement of such installments.

In determining the installments specified in (b) and (c) above, the Employee (or Beneficiary) shall ensure that the payment amounts will comply with the Code and regulations promulgated thereunder with respect to required minimum payments in such cases (with life expectancy payments to include any current earnings on the unpaid balance of the Employee's Account).

(CONTINUED ON NEXT PAGE)


P.O. Box 173375, Denver, Colorado 80217-3375                       [LOGO]  JANUS
Funds distributed by Janus Distributors, Inc. Member NASD (1/97)

5.4 Withdrawal of Excess Contributions: If the Custodian should at any time receive notice from the Employer or Employee that any contribution on behalf of the Employee exceeded the limitations set forth in Article 3 of this Agreement, the Custodian shall, as soon as practical after the receipt of such notification, distribute to such Employee from the Account, Shares representing the amount of such excess contribution and the net income attributable thereto. If the excess contribution is not withdrawn before the end of the Employee's taxable year, the amount of the excess contribution must be included in the Employee's taxable income and shall be subject to a 6% penalty tax for each taxable year until the excess is eliminated. Notwithstanding any of the above provisions, if such excess contribution is not withdrawn before the end of the Employee's taxable year, the Employee may direct the Custodian to retain the excess contribution in the Account, providing such excess is used to reduce the permissible contribution for the current taxable year.

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ARTICLE 6 - THE CUSTODIAN

6.1 Limitations on Custodian's Responsibilities: The Custodian shall not be responsible in any way for determining the permissible amount of contributions, the collection of contributions under this Custody Agreement, the purpose or propriety of any distribution made pursuant to Article 5 hereof, or any other action or non-action taken at the direction of the Employee, Employer or Beneficiary. The Employee, Beneficiary, and the executor or administrator of either of them, as appropriate, shall at all times fully indemnify and save harmless the Custodian, its successors and assigns, from any liability arising from distributions so made or actions or non-actions so taken, and from any and all other liability whatsoever which may arise in connection with this Custody Agreement, except liability arising from the negligence or willful misconduct of the Custodian.

The Custodian shall be under no duty to take any action other than as herein specified with respect to the Account unless the Employee shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing; or to defend or engage in any suit with respect to the Account unless the Custodian shall first have agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian.

The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer, Employee or Beneficiary, or any other notice, request, consent, certificate, or other instrument or paper believed by it to be genuine and to have been properly executed, and, so long as it acts in good faith, in taking or omitting to take any other action. No amendment to this Custody Agreement shall place any greater burden on the Custodian without its written consent.

The Custodian may appoint such agents, attorneys, or other parties and delegate to such persons such ministerial and limited discretionary duties, including, but not limited to:

(a)  acceptance and investment of contributions;

(b)  maintenance of Employee's Account records;

(c)  maintenance of Employee's beneficiary designations; and

(d)  collection and remittance of Custodian fees.

The Custodian may submit any question arising hereunder or in respect of the Account to counsel, including its own counsel, and shall be protected in the acting on the advice of such counsel.

6.2 Reports: The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements, and other transactions hereunder. The
Custodian shall keep such records, and file with the Internal Revenue Service such returns and other information concerning the Account, as may be required of it under the Code and any regulations promulgated thereunder.

The Employee and Custodian shall furnish to each other such information relevant to the Account as may be required under the Code and any regulations issued, or forms adopted, by the Treasury Department thereunder.

6.3 Voting and Other Action: The Custodian shall deliver or cause to be delivered to the Employee all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the Shares held in the Account. The Custodian shall not vote any Shares held hereunder except in accordance with the written instructions of the Employee.

6.4 Fee and Expenses: In consideration of its services hereunder, the Custodian shall receive an annual maintenance fee according to the published fee schedule which has been delivered to the Employee. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon, or in respect of the Account, shall be paid from the assets of the Account. Any transfer taxes incurred in connection with the investment of the assets of the Account, and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall similarly be paid from the assets of the Account.

The Custodian may change the published fee schedule with respect to Plan Years beginning at least forty-five (45) days after the Custodian gives the Employee written notice of such change.

6.5  Resignation  or Removal:  The  Custodian may resign at any time upon thirty
(30) days' notice in writing to the Sponsor, and the Custodian may be removed by the Sponsor at any time upon thirty (30) days' notice in writing to the Custodian. Upon such resignation or removal, the Sponsor shall appoint a successor Custodian, which successor shall be a "bank" as defined in Section 408(n) of the Code.

Upon receipt by the Custodian of written acceptance of such appointment by the successor Custodian, the Custodian shall transfer and pay over to such successor the assets of the account and all records pertaining thereto, provided that any successor Custodian shall agree not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such sum of money or Shares as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian. The successor Custodian shall hold the assets paid over to it under terms similar to those of this Plan that qualify under Section 403(b) of the Code.

If, within thirty (30) days after the Custodian's resignation or removal, the Sponsor has not appointed a successor Custodian which has accepted such appointment, the Custodian may appoint such successor. The Custodian shall not be liable for the acts or omissions of such successor, whether or not it makes such appointment.

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ARTICLE 7 -  AMENDMENT

The Custody Agreement may at any time and from time to time be amended in whole or in part by the Sponsor mailing to the Employer and Employee a written copy of such amendment; provided, however, the Sponsor shall not have the right to amend the Custody Agreement in such a manner as to: (a) deprive any Employee of any benefit to which he or she was entitled under the Custody Agreement by reason of contributions made prior to the amendment, unless such amendment is necessary to conform the Custody Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Custody Agreement and the Account to meet the requirements of Section 403(b) of the Code or any similar statute; (b) cause or permit the Account to be diverted to purposes other than for the exclusive benefit of the Employee or Beneficiary; or (c) cause or permit any part of the Account to revert to or become the property of the Employer.

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ARTICLE 8 - TERMINATION OF ACCOUNT

The Custodian may elect to terminate the Account if, within thirty (30) days after its resignation or removal pursuant to Section 6.5, the Sponsor has not appointed a successor Custodian which has accepted such appointment.

Upon termination of the Account in any manner provided for in this Article 8 and in Article 6, this Custody Agreement shall be considered to be rescinded and of no force and effect, and the Custodian shall be relieved from all further liability with respect to this Custody Agreement, the Account and all assets thereof so distributed, and any determination by the Custodian of the mode of distributing the assets of the Account.

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ARTICLE 9 - MISCELLANEOUS

9.1 Prohibited Diversion: At no time shall it be possible for any part of the assets of the Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or the Employee's Beneficiary except as specifically provided in this Custody Agreement.

9.2 Inalienability of Benefits: Except as provided in Sections 3.4 and 6.4, the assets of the Account shall be nonforfeitable and non-transferable, and shall not be subject to the claims of the Employee's creditors or to alienation, assignment, trustee process, garnishment, attachment, execution or levy of any kind except by the Custodian for its fees and for the expenses of the Account; and no attempt to cause such assets to be so subjected shall be recognized except to such extent as may be required by law or provided for herein; provided, however, that nothing contained in this Custody Agreement prevents the Custodian from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). This Custody Agreement specifically permits distribution to an alternate payee pursuant to a qualified domestic relations order at any time, irrespective of whether the Employee has attained his earliest retirement age (as defined under Section 414(p) of the Code) under this Custody Agreement. Nothing in this Section 9.2 gives an Employee a right to receive distribution at a time otherwise not permitted under this Custody Agreement, nor does it permit the alternate payee to receive a form of payment not otherwise permitted under this Custody Agreement.

9.3 Taxes: The tax treatment of any contributions to the Account and of any earnings of the Account depends, among other things, upon the nature of the Employer, the relationship of the Employee to the Employer, and the amount of contributions made in any Plan Year to the Account (and to other plans, accounts or contracts with the benefit of special tax treatment) for the benefit of the Employee. The Custodian and the Sponsor assume no responsibility with respect to such matters, nor shall any term or provision of this Custody Agreement be construed so as to place any such responsibility upon either one of them.

9.4 Condition of Custody Agreement: The Account is established with the intent that it shall qualify under Section 403(b) of the Code as that section exists at the time the Account is established. Notwithstanding any other provision contained in this Custody Agreement, if the Internal Revenue Service determines that because of some inadequacy in the provisions of this original Account, the Account initially fails to so qualify, all of the assets of the Account shall be distributed to the Employee, and the Custody Agreement shall be considered to be rescinded and of no force and effect, unless such inadequacy is removed by a retroactive amendment. The Sponsor forthwith shall notify the Custodian in writing of any determination made with respect to the qualified status of the Custody Agreement.

9.5 Notices by the Custodian: Any notice from the Custodian to the Employer, Employee, or Beneficiary provided for in this Custody Agreement shall be effective if sent by first class mail to such person at the last address on the Custodian's records.

9.6 Construction: Wherever used in the Custody Agreement, the masculine gender shall include the feminine gender, and singular shall include the plural, unless the context indicates otherwise.

9.7 Governing Laws: This Agreement shall be construed and administered in accordance with the laws of the State of Missouri.


P.O. Box 173375, Denver, Colorado 80217-3375                       [LOGO]  JANUS
Funds distributed by Janus Distributors, Inc. Member NASD (1/97)